EXHIBIT 99.1

Creating Value From Crisis SM

Gentlemen,

As you know I strongly object to the targeting of psych hospitals as sales prospects for our pharmacy system software. Psychiatry is a pseudo-science and its practices, including the widespread use of psychotropics, is leaving widespread misery and even death in its wake. It is for this reason that I am resigning from the Board effective as of January 6, 2006.

Best,

Joe

Joseph L. Feshbach

Joe Feshbach Partners, LLC

444 High Street, Suite 244

Palo Alto, CA 94301

Main: (650) 321-6560

Fax: (650) 321-6561